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                                                                   EXHIBIT 21.1

                                 EXHIBIT 21.1

                 SUBSIDIARIES OF INSIGHT HEALTH SERVICES CORP.



The following subsidiaries are wholly-owned subsidiaries of InSight Health Services Corp.:

     AHSC Acquisition Company, a Delaware corporation

     MXHC Acquisition Company, a Delaware corporation